MID PENN BANCORP, INC.

Exhibit 99.1

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Cherry Hill	NJ	Fidelity D & D Bancorp, Inc.	Dunmore	PA
1st Constitution Bancorp	Cranbury	NJ	First American International Corp.	Brooklyn	NY
1st Summit Bancorp of Johnstown, Inc.	Johnstown	PA	First Bank	Hamilton	NJ
Absecon Bancorp	Absecon	NJ	First Keystone Corporation	Berwick	PA
Allegheny Valley Bancorp, Inc.	Pittsburgh	PA	First National Bank of Groton	Groton	NY
American Bank Incorporated	Allentown	PA	First Priority Financial Corp.	Malvern	PA
Apollo Bancorp, Inc.	Apollo	PA	First Resource Bank	Exton	PA
Ballston Spa Bancorp, Inc.	Ballston Spa	NY	Fleetwood Bank Corporation	Fleetwood	PA
Bancorp of New Jersey, Inc.	Fort Lee	NJ	FNB Bancorp, Inc.	Newtown	PA
Bank of Akron	Akron	NY	Frederick County Bancorp, Inc.	Frederick	MD
Brunswick Bancorp	New Brunswick	NJ	Glen Burnie Bancorp	Glen Burnie	MD
Bucks County Bank	Doylestown	PA	Glenville Bank Holding Company, Inc.	Scotia	NY
Calvin B. Taylor Bankshares, Inc.	Berlin	MD	GNB Financial Services, Inc.	Gratz	PA
Carroll Bancorp, Inc.	Sykesville	MD	Greater Hudson Bank	Bardonia	NY
CB Financial Services, Inc.	Carmichaels	PA	Hamlin Bank and Trust Company	Smethport	PA
CBT Financial Corporation	Clearfield	PA	Harford Bank	Aberdeen	MD
CCFNB Bancorp, Inc.	Bloomsburg	PA	Harmony Bank	Jackson	NJ
Centric Financial Corporation	Harrisburg	PA	Harvest Community Bank	Pennsville	NJ
Citizens Financial Services, Inc.	Mansfield	PA	Highlands Bancorp, Inc.	Vernon	NJ
Clarion County Community Bank	Clarion	PA	Honat Bancorp, Inc.	Honesdale	PA
Commercial National Financial Corporation	Latrobe	PA	Howard Bancorp, Inc.	Ellicott City	MD
Community Bank of Bergen County, NJ	Maywood	NJ	IBW Financial Corporation	Washington	DC
Community First Bank	Somerset	NJ	Jeffersonville Bancorp	Jeffersonville	NY
Cornerstone Financial Corp.	Mount Laurel	NJ	Jonestown Bank and Trust Co.	Jonestown	PA
County First Bank	La Plata	MD	JTNB Bancorp, Inc.	Jim Thorpe	PA
Damascus Community Bank	Damascus	MD	Juniata Valley Financial Corp.	Mifflintown	PA
Delaware Bancshares, Inc.	Walton	NY	Kinderhook Bank Corporation	Kinderhook	NY
Delhi Bank Corp.	Delhi	NY	Kish Bancorp, Inc.	Belleville	PA
Delmar Bancorp	Salisbury	MD	Landmark Bancorp, Inc.	Pittston	PA
Dimeco, Inc.	Honesdale	PA	Liberty Bell Bank	Marlton	NJ
DNB Financial Corporation	Downingtown	PA	Lyons Bancorp, Inc.	Lyons	NY
Elmer Bancorp, Inc.	Elmer	NJ	Manor Bank	Manor	PA
Embassy Bancorp, Inc.	Bethlehem	PA	Marlin Business Services Corp.	Mount Laurel	NJ
Emclaire Financial Corp.	Emlenton	PA	Mars National Bancorp, Inc.	Mars	PA
Empire Bancorp Inc.	Islandia	NY	Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA
ENB Financial Corp	Ephrata	PA	Mercersburg Financial Corporation	Mercersburg	PA
Enterprise Bank N.J.	Kenilworth	NJ	Mid Penn Bancorp, Inc.	Millersburg	PA
ES Bancshares, Inc.	Newburgh	NY	Mifflinburg Bancorp, Inc.	Mifflinburg	PA
Evans Bancorp, Inc.	Hamburg	NY	MNB Corporation	Bangor	PA
Farmers and Merchants Bank	Upperco	MD	Muncy Bank Financial, Inc.	Muncy	PA

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group (continued)

Company	City	State
National Bank of Coxsackie	Coxsackie	NY
National Capital Bank of Washington	Washington	DC
Neffs Bancorp, Inc.	Neffs	PA
New Jersey Community Bank	Freehold	NJ
New Millennium Bank	New Brunswick	NJ
New Tripoli Bancorp, Inc.	New Tripoli	PA
New Windsor Bancorp, Inc.	New Windsor	MD
Northumberland Bancorp	Northumberland	PA
Norwood Financial Corp.	Honesdale	PA
Orange County Bancorp, Inc.	Middletown	NY
Parke Bancorp, Inc.	Sewell	NJ
Peoples Bancorp, Inc.	Chestertown	MD
Peoples Limited	Wyalusing	PA
PSB Holding Corporation	Preston	MD
Putnam County National Bank of Carmel	Carmel	NY
Riverview Financial Corporation	Harrisburg	PA
Royal Bancshares of Pennsylvania, Inc.	Bala Cynwyd	PA
Scottdale Bank & Trust Company	Scottdale	PA
Shore Community Bank	Toms River	NJ
Solvay Bank Corporation	Solvay	NY
Somerset Trust Holding Company	Somerset	PA
Steuben Trust Corporation	Hornell	NY
Stewardship Financial Corporation	Midland Park	NJ
Sussex Bancorp	Rockaway	NJ
Turbotville National Bancorp, Inc.	Turbotville	PA
Two River Bancorp	Tinton Falls	NJ
UNB Corporation	Mount Carmel	PA
VSB Bancorp, Inc.	Staten Island	NY
West Milton Bancorp, Inc.	West Milton	PA
Woodlands Financial Services Company	Williamsport	PA
York Traditions Bank	York	PA